BankAtlantic Bancorp Reports Earnings
For The First Quarter 2004

Income from Continuing Operations Increased 54%
Earnings per Share Increased 53%

FORT LAUDERDALE, Florida – April 19, 2004 — BankAtlantic Bancorp, Inc. (NYSE: BBX) — today reported net income from continuing operations increased 54% to $16.6 million, or $0.26 per diluted share, for the first quarter of 2004, up from $10.8 million, or $0.17 per diluted share, earned from continuing operations in the corresponding period in 2003. Excluding the effect of a large gain recognized in connection with a litigation settlement and the costs associated with a decision to prepay certain high cost debt, net income from continuing operations would have been $13.4 million vs. $10.8 million, an increase of 24%.

     Chairman of the Board and Chief Executive Officer Alan B. Levan commented, “The first quarter of 2004 was an outstanding quarter for BankAtlantic Bancorp and gives us an excellent start for the new year. Growth in low cost deposits at BankAtlantic continued at the very high levels we have experienced since the inception of our ‘Florida’s Most Convenient Bank’ program. Credit quality remained strong. We are particularly pleased that our interest margin continued to improve. Also, Ryan Beck & Co. had an outstanding quarter, with record income for the quarter, and a strong backlog. Results from all of its major business units were quite favorable.”

Additional accomplishments and highlights include:

BankAtlantic:

     “BankAtlantic’s ‘Florida’s Most Convenient Bank’ initiatives, including seven-day banking, extended weekday hours, 24/7 call center service, Totally Free Checking, free online banking, Totally Free Change Exchange coin counters, and dozens of additional products and services, continue to attract new customers and generate new checking and savings account openings at record rates. Since January 2002, BankAtlantic has opened nearly 290,000 new checking and savings accounts including more than 45,000 in the first quarter of 2004. The first quarter of 2004 marks the ninth consecutive quarter of double-digit growth in new low cost checking and savings account openings. As shown in the table below, balances in low cost deposits increased 36% on a ‘same branch basis’ in the first quarter of 2004, over the first quarter of 2003, to a total of $1.55 billion at quarter-end. At December 31, 2001, immediately preceding the initiation of this program, BankAtlantic had $602 million in low cost deposits. Non-interest bearing demand deposits now constitute 24% of deposit funding, up from 18% a year ago, and 13% before initiation of the program.

     The following table presents comparative data for new account balances:

	DEC	MAR	JUN	SEP	DEC	MAR	JUN	SEP	DEC	MAR
	'01	'02	'02	'02	'02	'03	'03	'03	'03	'04
Demand Deposits % of Total Deposits	13%	13%	14%	14%	16%	18%	19%	20%	21%	24%
Low Cost Deposits* % of Total Deposits	26%	29%	30%	32%	35%	40%	41%	43%	45%	49%
Low Cost Deposit Growth* “Same Branch” Year-over-Year Change**		15%	23%	30%	30%	31%	33%	36%	34%	36%
Effective rate, Low Cost Deposits*		0.38%	0.49%	0.45%	0.35%	0.33%	0.28%	0.18%	0.18%	0.18%

*DDA and NOW Checking plus Savings comprise Low Cost Deposits

**Includes Branches open for 2 years or more

     “We continue to be excited with the results of our major re-branding of BankAtlantic. Our new customers bring a new vitality to our organization, and significantly add to our franchise value. They also provide us with a growing opportunity to cross promote additional bank products and services. Furthermore, our increased level of low cost deposits positions BankAtlantic to benefit in a higher interest rate environment.

     “BankAtlantic’s loan portfolio quality remained strong. During the first quarter, the Bank experienced net recoveries on loans of $647,000, continuing our pattern of low net loan losses over the past several quarters. The ratio of non-performing assets to total loans and other assets was 0.34% at March 31, 2004 vs. 0.33% at December 31, 2003. Non-performing loans represented 0.29% of total loans at March 31, 2004, vs. 0.25% at December 31, 2003. The allowance for loan and lease losses to total loans and leases at March 31, 2004 was 1.22%, representing 415% of non-performing loans and 345% of all non-performing assets. This continued strong loan quality, coupled with the continuing run-off of the discontinued loan product lines, resulted in a $859,000 credit to the provision for loan losses during the first quarter of 2004.

     “The net interest margin at BankAtlantic improved to 3.73% in the first quarter of 2004, from 3.39% in the fourth quarter of 2003. Growth in low cost deposits, a slowing in prepayments of mortgages and our prepayments of certain FHLB advances have resulted in an improvement in our net interest margin. While further progress on this front will depend to a large degree on the pattern and level of interest rates, this increase represents a major improvement in BankAtlantic’s earning power, and validates our move to broaden our customer base and emphasize community banking as one of our core foundations.

     “On March 30th, BankAtlantic announced the promotion of Lloyd DeVaux to the newly created position of Chief Operating Officer. Mr. DeVaux had previously been Executive Vice President and Chief Information Officer. He will continue to work closely with the rest of the executive team on leading implementation of the bank’s strategic objectives, and will assume additional responsibilities for many other bank-wide functions including expense management, strategic planning, talent management, and will also assume a greater role in dealing with the institutional investor community.

     “During the quarter, BankAtlantic prepaid approximately $108 million of Federal Home Loan Bank advances. These FHLB advances had an average effective rate of 5.5% per annum and were scheduled to mature in 2007 – 2008. After giving effect to the prepayments, the remaining Federal Home Loan Bank advances consist of approximately $591 million of fixed rate advances, most of which are scheduled to mature between 2008 – 2011, with an average effective rate of approximately 4.98%. In conjunction with the prepayments, we recorded an after-tax charge of $7.6 million.

     “Yeah, We’re Open.’ BankAtlantic has succeeded in firmly establishing our brand as that of the most convenient bank in our market. Toward that end, during the quarter we launched BankAtlantic’s new advertising campaign — “Yeah, We’re Open” emphasizing our ‘Florida’s Most Convenient Bank’ initiative. With three simple words, ‘Yeah, We’re Open,’ we have encompassed a strategy totally unique to BankAtlantic.

Ryan Beck & Co.:

     “Ryan Beck & Co. had record operating revenues of $65.9 million and net income of $5.1 million for the 3 month period ending March 31, 2004. Growth in operating revenues for the first quarter of 2004 grew 19% vs. the comparable 2003 period. Net income from continuing operations increased 183% vs. the comparable 2003 period. Return on equity grew to 26.4% vs. an 11.1% return on average equity in the first quarter of 2003.

     “Each of the firm’s major business units had strong results. The Private Client Group revenues for the first quarter 2004 rose 31% to $45.0 million vs. $34.3 million in the comparable 2003 period. Investment Banking revenues for the quarter grew to $12.3 million vs. $11.4 million in the comparable 2003 period. During the first quarter, the Financial Institutions Investment Banking Group announced five mergers with a value of $2.34 billion. Further, the Middle Market Group completed the IPO for Bakers Footwear Group, Inc. (BKRS). This initial public offering was one of the best performing IPO’s for the quarter among domestic transactions. Additionally, in early April 2004, Ryan Beck closed certain major investment banking transactions, which resulted in revenue in excess of all investment banking revenue realized by Ryan Beck in the first quarter of this year. The impact of those transactions will be reflected in the second quarter of 2004.

     “Rick Martin joined the firm as Managing Director and Director of Research. He brings 20 years of research experience within the financial services industry. Prior to joining the firm, Mr. Martin served as the Director of Research at Tucker Anthony Sutro Capital Markets, Advest, SBC Warburg and The Chicago Corporation.

BankAtlantic Bancorp:

     “During the first quarter, BankAtlantic Bancorp announced that it had settled litigation between the Company and certain of its affiliates related to an investment in a technology company. Pursuant to the settlement, the Company sold its stock in the technology company to a third party investor group for $15 million in cash, its original cost, and received additional compensation for legal expenses and damages consisting of $1.7 million in cash and the return of 378,000 shares of the Company’s Class A Common Stock owned by the technology company. The parties also exchanged releases and the pending litigation between the parties will be dismissed in connection with the settlement. As a result of the settlement, the Company has no further interest in the technology company. The investment had previously been charged off, so the effect of this settlement was to increase net income for the quarter by $10.9 million, net of tax. In addition, the shares of BankAtlantic Bancorp received in connection with the settlement were retired, which will reduce shares outstanding by approximately 0.6%.

Financial Highlights:

First Quarter, 2004 Compared to First Quarter, 2003

BankAtlantic Bancorp — consolidated (adjusted for the Levitt Corporation spin-off):

•	Net income from continuing operations was $16.6 million vs. $10.8 million. Excluding the effect of a recent litigation settlement and costs associated with the early redemption of debt, net income from continuing operations would have been $13.4 million vs. $10.8 million, an increase of 24%.

•	Return from continuing operations on tangible equity was 20.26% vs. 11.31%. Excluding the non-recurring items, the return on tangible equity was 16.27% for the current period.

•	Book value per share, adjusted for the Levitt spin-off, rose to $7.26.

BankAtlantic:

•	Business segment net income of $3.3 million vs. $11.4 million. The 2003 quarter includes a $7.6 million after-tax expense related to the prepayment of Federal Home Loan Bank (FHLB) advances.

•	Return on average tangible assets was 0.30% vs. 0.93%. Excluding the FHLB advances repayment charge, the return on tangible assets was 0.98% for the current period.

•	Return on tangible equity was 3.19% vs. 12.08%. Excluding the FHLB prepayment charge, the return on tangible equity was 10.53% for the current period.

•	Net interest margin increased to 3.73% from 3.35% in the first quarter, 2003, and from 3.39% in the fourth quarter, 2003.

•	Non-interest income was $18.2 million vs. $15.1 million, an increase of 21%.

•	Non-interest expense grew to $54.1 million vs. $36.3 million. Included in the current period is an $11.7 million pre-tax expense associated with the prepayment of the FHLB advances. Excluding the prepayment costs, expenses increased 17%.

Ryan Beck & Co.:

•	Business segment net income from continuing operations increased to $5.1 million vs. $1.8 million, representing a 183% increase over the first quarter of 2003.

•	Return on equity from continuing operations was 26.40% vs. 10.62%.

•	Pretax margin increased to 13% for the quarter, up from 6% in the March 31, 2003 quarter.

•	Total assets in client accounts were $18.5 billion as of March 31, 2004, excluding certain annuities and mutual funds.

•	Active accounts totaled 178,000 at March 31, 2004, with client money market balances of approximately $1.2 billion.

•	Customer margin debit balances exceeded $231 million at March 31, 2004. * * *

     BankAtlantic Bancorp’s First Quarter 2004 earnings results press release, financial summary, press release graphs, and the Supplemental Financials (extensive business segment financial data), are available on BankAtlantic Bancorp’s website: www.BankAtlanticBancorp.com.

•	To view this press release online, access the “Press Room.”

•	To view the financial summary, access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the accompanying press release graphs, click 1Q2004Graphs, or access the “Investor Relations” section and click on the “Quarterly Financials” navigation link.

•	To view the Supplemental Financials, access the “Investor Relations” section and click on the “Supplemental Financials” navigation link. The Supplemental Financials include segment information. Operating segments are defined as components of an enterprise about which separate financial information is available that is regularly reviewed by the chief operating decision maker in deciding how to allocate resources and assess performance. The information provided for segment reporting is based on internal reports utilized by management.

     Copies of BankAtlantic Bancorp’s First Quarter 2004 earnings results press release and financial summary, press release graphs, and the Supplemental Financials are also available upon request via fax, email, or postal service, by contacting BankAtlantic Bancorp’s Investor Relations department using the contact information listed below.

     BankAtlantic Bancorp will host an investor and media teleconference call and webcast on Tuesday, April 20, 2004 at 11:00 a.m. (Eastern Time).

Teleconference Call:

To access the teleconference call in the U.S. and Canada, the toll free number to call is 1-800-968-8156. International calls may be placed to 706-634-5752. Domestic and international callers may reference PIN number 6681905.

A replay of the teleconference call will be available beginning two hours after the call’s completion through 5:00 p.m., Thursday, May 20, 2004. To access the replay option in the U.S. and Canada, the toll free number to call is 1-800-642-1687. International calls for the replay may be placed at 706-645-9291. The replay digital PIN number for both domestic and international calls is: 6681905.

Webcast:

Individuals may listen to the live and/or archived webcast of the teleconference call. To listen to the live and/or archived webcast of the teleconference call, visit www.BankAtlanticBancorp.com, access the “Investor Relations” section and click on the “Webcast” navigation link. The archive of the teleconference call will be available through 5:00 p.m., Thursday, May 20, 2004.

About BankAtlantic Bancorp:

BankAtlantic Bancorp (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking.

About BankAtlantic:

BankAtlantic, “Florida’s Most Convenient Bank,” is one of the largest financial institutions headquartered in Florida and provides a comprehensive offering of banking services and products via its broad network of community branches throughout Florida and its online banking division -

BankAtlantic.com. BankAtlantic has 73 branch locations and operates more than 200 conveniently located ATMs. BankAtlantic is open 7 days a week and offers holiday hours, extended weekday hours, Totally Free Change Exchange coin counters, 24/7 call center service, and free retail and business checking with a free gift.

Seven-Day Banking – Monday through Sunday

•	Extended branch lobby hours are 8:30 am — 5:00 pm, Monday through Wednesday, and 8:30 am — 8:00 pm, Thursday and Friday. Our Kendale Lakes branch in Miami-Dade will be open until midnight commencing June 1, 2004.

•	Extended drive-thru hours are 7:30 am — 8:00 pm, Monday through Friday.

•	Saturday branch lobby hours are 8:30 am — 3:00 pm, and drive-thru hours are 7:30 am — 6:00 pm.

•	Sunday branch lobby hours are 11:00 am — 4:00 pm, and drive-thru hours are 11:00 am — 4:00 pm.

About Ryan Beck & Co.:

Ryan Beck & Co. is a full-service broker dealer engaging in underwriting, market making, distribution, and trading of equity and debt securities. The firm also provides money management services, general securities brokerage, including financial planning for the individual investor, consulting and financial advisory services to financial institutions and middle market companies. Ryan Beck & Co. also provides independent research on approximately 100 companies and has approximately 500 financial consultants located in 33 offices nationwide.

For further information, please visit our websites:

www.BankAtlanticBancorp.com

www.BankAtlantic.com

www.RyanBeck.com

•	To receive future BankAtlantic Bancorp news releases or announcements directly via Email, please click on the Email Broadcast Sign Up at our website: www.BankAtlanticBancorp.com

BankAtlantic Bancorp Contact Info:
Investor Relations:
Contact: Leo Hinkley, Vice President
Phone: (954) 760-5317
Fax: (954) 760-5415
Email: InvestorRelations@BankAtlanticBancorp.com.
Mailing Address: BankAtlantic Bancorp, Investor Relations, 1750 East Sunrise
Blvd., Fort Lauderdale, FL 33304

Corporate Communications:
Contact: Sharon Lyn, Assistant Vice President
Phone: (954) 760-5402
Fax: (954) 760-5415
Email: CorpComm@BankAtlanticBancorp.com

BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Public Relations:
Contact: Hattie Harvey, Public Relations Manager
Phone: (954) 760-5383
Fax: (954) 760-5388
Email: HHarvey@BankAtlantic.com.

     Public Relations for BankAtlantic: Boardroom Communications, Caren Berg Phone: (954) 370-8999, Fax: (954) 370-8892 Email: Caren@Boardroompr.com

# # #

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. When used in this press release and in any documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify certain of these forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of BankAtlantic Bancorp, Inc. (“the Company”) and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond the Company’s control. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, products and services; credit risks and loan losses, and the related sufficiency of the allowance for loan losses; changes in interest rates and the effects of, and changes in, trade, monetary and fiscal policies and laws; adverse conditions in the stock market, the public debt market and other capital markets and the impact of such conditions on our activities and the value of our assets; BankAtlantic’s seven-day banking initiative and other growth initiatives not being successful or producing results which do not justify their costs; the impact of periodic testing of goodwill and other intangible assets for impairment; as well as achieving the benefits of the prepayment of the Federal Home Loan Bank advances. Further, this press release contains forward-looking statements with respect to Ryan Beck & Co., which are subject to a number of risks and uncertainties including but not limited to the risks and uncertainties associated with its operations, products and services, changes in economic or regulatory policies, the volatility of the stock market and fixed income markets, as well as its revenue mix, the success of new lines of business, uncertainties associated with the Gruntal litigation; and additional risks and uncertainties that are subject to change and may be outside of Ryan Beck’s control. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission. The Company cautions that the foregoing factors are not exclusive.

BankAtlantic Bancorp, Inc. and Subsidiaries
Summary of Selected Financial Data (unaudited)

		For The Three Months Ended
(in thousands except share data and ratios)		3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Current Earnings:
Net income (GAAP basis)		$16,647	17,642	18,508	17,209	14,358
Income from continuing operations (GAAP basis)	(note 1)	$16,647	7,826	10,144	9,809	10,818
Operating net income	(note 2)	$13,371	13,582	11,470	10,880	10,818
Average Common Shares Outstanding:
Basic		59,257,270	58,891,273	58,646,254	58,321,020	58,171,621
Diluted		63,193,034	61,852,217	61,343,946	61,898,924	64,250,488
Key Performance Ratios (GAAP basis):
Basic earnings per share		$0.28	0.30	0.32	0.30	0.25
Diluted earnings per share *		$0.26	0.28	0.30	0.28	0.23
Basic earnings per share from continuing operations		$0.28	0.13	0.17	0.17	0.19
Diluted earnings per share from continuing operations *		$0.26	0.12	0.16	0.16	0.17
Return on average tangible assets from cont ops	(note 3)%	1.42	0.61	0.74	0.69	0.80
Return on average tangible equity from cont ops	(note 3)%	20.26	7.23	9.77	9.91	11.31
Key Performance Ratios (Operating basis):
Basic earnings per share		$0.23	0.23	0.20	0.19	0.19
Diluted earnings per share *		$0.21	0.22	0.19	0.18	0.17
Return on average tangible assets	(note 3,4)%	1.14	1.14	0.89	0.81	0.85
Return on average tangible equity	(note 3,4)%	16.27	17.20	15.23	15.09	15.40
* Diluted earnings per share calculation adds back
interest expense net of tax on convertible securities, if dilutive		$—	—	—	129	440
subsidiaries stock options, if dilutive		(192)	(104)	(83)	(27)	(47)
Average Balance Sheet Data:
Assets		$4,791,753	5,221,228	5,579,697	5,787,226	5,491,930
Tangible assets	(note 3)	$4,703,305	5,132,341	5,490,370	5,696,656	5,399,787
Tangible assets excluding Levitt	(note 3)	$4,703,305	4,751,321	5,141,183	5,371,749	5,090,888
Loans		$3,730,782	3,698,377	3,942,124	3,983,528	3,633,446
Investments		$668,269	773,271	901,283	1,087,937	1,131,737
Deposits and escrows		$3,064,750	3,032,170	2,951,536	2,925,061	2,851,626
Stockholders’ equity		$423,482	521,393	503,274	480,115	464,712
Tangible stockholders’ equity	(note 3)	$328,714	433,103	415,294	396,050	382,487
Tangible stockholders’ equity excluding Levitt	(note 3)	$328,714	315,808	301,310	288,452	281,053

Notes:

(1)	GAAP basis income from continuing operations is defined as income from continuing operations in accordance with generally accepted accounting principles.

(2)	Operating net income is defined as GAAP income from continuing operations adjusted for securities impairment recoveries and costs associated with debt redemptions, net of tax.

(3)	Average tangible assets is defined as average total assets less average goodwill and core deposit intangibles. Average tangible stockholders’ equity is defined as average total stockholders’ equity less average goodwill, core deposit intangibles and other comprehensive income.

(4)	Return on average tangible assets and equity are calculated excluding Levitt Corporation’s assets and equity for comparability.

**	Operating net income is not prepared in accordance with GAAP and this non-GAAP financial measure should not be construed as being superior to GAAP.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (unaudited)

(In thousands, except share data)	3/31/2004	12/31/2003	3/31/2003
ASSETS
Cash and due from depository institutions	$114,849	119,882	139,940
Securities purchased under resell agreements and federal funds	1,953	—	—
Securities available for sale (at fair value)	358,665	358,511	740,003
Securities owned (at fair value)	122,114	124,565	154,319
Investment securities and tax certificates (approximate fair value: $139,075, $192,706 and $175,876)	139,075	192,706	175,436
Loans receivable, net of allowance for loan losses of $45,383, $45,595 and $48,695	3,674,173	3,686,153	3,881,015
Federal Home Loan Bank stock, at cost which approximates fair value	30,340	40,325	65,443
Accrued interest receivable	26,781	27,866	35,715
Real estate held for development and sale	24,239	21,803	263,317
Investments and advances in unconsolidated subsidiaries	7,910	7,910	71,794
Office properties and equipment, net	96,628	93,577	93,136
Deferred tax asset, net	17,751	22,999	37,523
Goodwill	76,674	76,674	77,878
Core deposit intangible asset	11,546	11,985	13,303
Other assets	47,785	46,593	64,517

Total assets	$4,750,483	4,831,549	5,813,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits
Interest free checking	$748,402	645,036	516,404
NOW accounts	567,498	533,888	446,076
Savings accounts	233,832	208,966	180,362
Insured money fund savings	870,447	865,590	820,181
Certificate accounts	723,256	804,662	920,350

Total deposits	3,143,435	3,058,142	2,883,373
Advances from FHLB	591,466	782,205	1,308,246
Securities sold under agreements to repurchase	118,465	138,809	340,983
Federal funds purchased	25,000	—	115,000
Subordinated debentures, notes and bonds payable	37,109	36,595	195,073
Junior subordinated debentures	263,266	263,266	252,918
Securities sold not yet purchased	34,250	37,813	49,760
Due to clearing agent	18,328	8,583	36,982
Other liabilities	89,587	92,684	151,388

Total liabilities	4,320,906	4,418,097	5,333,723

Stockholders’ equity:
Preferred stock, $.01 par value, 10,000,000 shares authorized; none issued and outstanding	—	—	—
Class A common stock, $.01 par value, authorized 80,000,000 shares; issued and outstanding 54,331,830, 54,396,824 and 53,516,846 shares	543	544	535
Class B common stock, $.01 par value, authorized 45,000,000 shares; issued and outstanding 4,876,124, 4,876,124 and 4,876,124 shares	49	49	49
Additional paid-in capital	259,792	259,770	253,032
Unearned compensation – restricted stock grants	(1,134)	(1,178)	(1,171)
Retained earnings	163,005	148,311	226,241

Total stockholders’ equity before accumulated other comprehensive income	422,255	407,496	478,686
Accumulated other comprehensive income	7,322	5,956	930

Total stockholders’ equity	429,577	413,452	479,616

Total liabilities and stockholders’ equity	$4,750,483	4,831,549	5,813,339

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)

		For The Three Months Ended
(in thousands)		3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
INTEREST INCOME:
Interest and fees on loans and leases		$48,936	49,647	50,668	54,191	52,940
Interest on securities available for sale		3,620	3,372	4,598	7,686	8,657
Interest and dividends on investment and securities owned		7,073	7,833	7,545	7,344	7,368

Total interest income		59,629	60,852	62,811	69,221	68,965

INTEREST EXPENSE:
Interest on deposits		6,973	7,504	7,758	9,758	11,169
Interest on advances from FHLB		9,098	11,667	15,025	15,291	15,316
Interest on short-term borrowed funds		250	289	558	1,248	819
Interest on long-term debt		4,827	5,399	4,257	4,531	3,821
Capitalized interest on real estate developments		(307)	(312)	(286)	(256)	(339)

Total interest expense		20,841	24,547	27,312	30,572	30,786

NET INTEREST INCOME		38,788	36,305	35,499	38,649	38,179
Provision (recovery) for loan losses		(859)	(1,811)	(1,076)	1,490	850

NET INTEREST INCOME AFTER PROVISION		39,647	38,116	36,575	37,159	37,329

NON-INTEREST INCOME:
Service charges on deposits		11,277	11,481	10,925	9,605	8,558
Other service charges and fees		4,637	4,704	4,625	6,071	3,918
Broker/dealer revenue and other commissions		62,445	55,566	49,992	50,565	51,665
Securities activities, net		72	(1,582)	(336)	(19)	384
Securities Impairment recoveries		16,782	—	—	—	—
Gain on sales of loans		129	108	10	1	3
Income from real estate operations		305	354	66	4,136	1,086
Income from unconsolidated subsidiaries		118	119	106	118	82
Other		2,542	2,492	2,405	2,125	2,381

Total non-interest income		98,307	73,242	67,793	72,602	68,077

NON-INTEREST EXPENSES:
Employee compensation and benefits		67,180	56,795	55,318	57,415	57,412
Occupancy and equipment		10,250	10,522	10,161	9,615	9,738
Advertising and promotion		4,694	3,110	2,989	3,819	2,807
Professional fees		2,737	5,243	4,239	3,715	3,115
Communications		3,253	2,917	2,821	4,216	3,829
Floor broker and clearing fees		2,802	2,506	2,327	2,236	2,158
Cost associated with debt redemption		11,741	8,855	2,040	1,648	—
Other		9,357	7,391	8,588	11,826	9,501

Total non-interest expenses		112,014	97,339	88,483	94,490	88,560

Income from continuing operations before income taxes		25,940	14,019	15,885	15,271	16,846
Provision for income taxes		9,293	6,193	5,741	5,462	6,028

Income from continuing operations		16,647	7,826	10,144	9,809	10,818
Discontinued operations, net of tax *		—	9,816	8,364	7,400	3,540

GAAP net income	(note 1)	$16,647	17,642	18,508	17,209	14,358

Reconciliation of Operating and GAAP Income from continuing operations
GAAP income from continuing operations		$16,647	7,826	10,144	9,809	10,818
Costs associated with debt redemption		7,632	5,756	1,326	1,071	—
Securities impairment recoveries		(10,908)	—	—	—	—

Operating net income	(note 2)	$13,371	13,582	11,470	10,880	10,818

     * Primarily Levitt Corporation.

BankAtlantic Bancorp, Inc. and Subsidiaries
Consolidated Average Balance Sheet (unaudited)

		For the three months ended
(in thousands except percentages and per share data)		3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Gross loans:
Residential real estate		$1,326,061	1,403,686	1,714,774	1,880,890	1,559,553
Commercial real estate		1,701,012	1,660,004	1,621,407	1,508,064	1,482,352
Consumer		374,222	341,246	319,269	306,740	296,675
Lease financing		13,642	16,293	18,935	22,713	29,962
Commercial business		141,955	111,705	108,714	106,323	100,753
Small business		173,890	165,443	159,025	158,798	164,151

Total Loans		3,730,782	3,698,377	3,942,124	3,983,528	3,633,446
Investments – taxable		664,907	773,271	901,283	1,087,937	1,131,737
Investments – tax exempt		3,362	—	—	—	—

Total interest earning assets		4,399,051	4,471,648	4,843,407	5,071,465	4,765,183
Goodwill and core deposit intangibles		88,448	88,887	89,327	90,570	92,143
Other non-interest earning assets		304,254	660,693	646,963	625,191	634,604

Total assets		$4,791,753	5,221,228	5,579,697	5,787,226	5,491,930

Tangible assets	(note 3)	$4,703,305	5,132,341	5,490,370	5,696,656	5,399,787

Deposits:
Savings		$220,005	205,564	197,778	185,685	171,298
NOW		543,619	507,876	473,741	454,108	425,642
Money funds		866,767	879,095	874,789	836,246	809,462
Certificates of deposit		769,949	815,454	837,221	913,564	966,869

Total interest bearing deposits		2,400,340	2,407,989	2,383,529	2,389,603	2,373,271
Short-term borrowed funds		128,130	131,095	228,427	385,604	269,660
FHLB advances		760,973	937,888	1,249,074	1,313,896	1,284,983
Long-term debt		299,878	413,154	407,538	409,567	377,185

Total interest bearing liabilities		3,589,321	3,890,126	4,268,568	4,498,670	4,305,099
Non-interest bearing deposits		664,410	624,181	568,007	535,458	478,355
Non-interest bearing other liabilities		114,540	185,528	239,848	272,983	243,764

Total liabilities		4,368,271	4,699,835	5,076,423	5,307,111	5,027,218

Stockholders’ equity		423,482	521,393	503,274	480,115	464,712

Total liabilities and stockholders’ equity		$4,791,753	5,221,228	5,579,697	5,787,226	5,491,930

Other comprehensive (loss) income in stockholders’ equity		$6,320	(597)	(1,347)	(6,505)	(9,918)

Tangible stockholders’ equity	(note 3)	$328,714	433,103	415,294	396,050	382,487

Period End
Total loans, net		$3,674,173	3,686,153	3,739,638	4,024,344	3,881,015
Total assets		4,750,483	4,831,549	5,197,060	5,818,851	5,813,339
Total stockholders’ equity		429,577	413,452	513,669	495,831	479,616
Common shares outstanding		59,207,954	59,272,948	58,940,200	58,629,845	58,392,970
Cash dividends		1,953,863	1,956,008	1,945,268	1,817,525	1,810,182
Common stock cash dividends per share		0.033	0.033	0.033	0.031	0.031
Closing stock price (1)		16.96	14.02	10.52	8.78	7.23
High stock price for the quarter (1)		19.00	14.58	11.64	9.22	7.47
Low stock price for the quarter (1)		13.70	10.44	8.68	7.09	6.47
Book value per share – historical		7.26	6.98	8.72	8.46	8.21

(1) adjusted to reflect the Levitt spin-off.

Bank Operations Business Segment
Condensed Statements of Operations (Unaudited)

	For the Three Months Ended
(In thousands)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Net interest income	$39,795	37,326	36,558	40,716	39,499
Provision (recovery) for loan losses	(859)	(1,811)	(1,076)	1,490	850

Net Interest income after provision for loan losses	40,654	39,137	37,634	39,226	38,649

Non-interest income
Service charges on deposits	11,277	11,481	10,925	9,605	8,558
Other service charges and fees	4,637	4,704	4,625	6,071	3,918
Securities losses	(3)	(1,582)	(336)	(19)	(21)
Gain on sales of loans	129	108	10	1	3
Income from real estate operations	305	354	66	4,136	1,086
Other non-interest income	1,875	1,858	1,864	1,700	1,570

Total non-interest income	18,220	16,923	17,154	21,494	15,114

Non-interest expense
Employee compensation and benefits	23,029	20,171	19,387	20,466	19,468
Occupancy and equipment	7,146	7,092	6,874	6,715	6,648
Advertising	3,463	2,517	2,444	2,874	1,599
Professional fees	1,258	1,129	1,139	1,025	1,096
Cost associated with debt redemption	11,741	8,855	2,040	—	—
Other	7,495	5,702	7,275	9,578	7,519

Total non-interest expense	54,132	45,466	39,159	40,658	36,330

Income from bank operations business segment before income taxes	4,742	10,594	15,629	20,062	17,433
Provision for income taxes	1,436	2,780	5,675	7,103	6,031

Net income from bank operations business segment	$3,306	7,814	9,954	12,959	11,402

Reconciliation of Operating and business segment net income
Business segment income	$3,306	7,814	9,954	12,959	11,402
Cost associated with debt redemption	7,632	5,756	1,326	—	—

Operating net income	$10,938	13,570	11,280	12,959	11,402

Bank Operations Business Segment
Condensed Statements of Condition and Statistics (Unaudited)

		For the Three Months Ended
		3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Statistics:
Average total interest earning assets ( in 000’s)	$	4,220,559	4,381,497	4,706,976	4,930,653	4,634,822
Average total interest bearing liabilities (in 000’s)	$	3,347,890	3,554,854	3,924,292	4,174,158	3,979,381
GAAP efficiency ratio	%	93.31	83.81	72.91	65.36	66.52
GAAP return on average assets	%	0.29	0.66	0.79	0.99	0.92
GAAP return on average equity	%	2.67	6.42	8.26	11.03	9.91
Operating efficiency ratio (1)%		73.07	67.49	69.11	65.36	66.52
Operating return on average assets (1)%		0.96	1.15	0.90	0.99	0.92
Operating return on average equity (1)%		8.82	11.15	9.36	11.03	9.91
Net interest margin	%	3.73	3.39	3.10	3.27	3.35
Yield on earning assets	%	5.34	5.20	5.11	5.46	5.78
Cost of interest-bearing liabilities	%	2.02	2.24	2.41	2.58	2.83
Interest spread	%	3.32	2.96	2.70	2.88	2.95

(1)	Ratios have been adjusted to exclude costs associated with debt redemptions.

Condensed Statements of Financial Condition (Unaudited)

	As Of
(In thousands)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
ASSETS
Loans receivable	$3,621,787	3,630,682	3,767,935	4,070,332	3,925,994
Held to maturity securities	167,615	231,231	212,236	274,352	237,479
Available for sale securities	338,639	339,362	337,147	503,514	739,468
Goodwill	70,489	70,489	70,489	70,489	70,489
Core deposit intangible asset	11,546	11,985	12,424	12,864	13,303
Other assets	284,289	283,101	286,709	289,764	309,437

Total assets	$4,494,365	4,566,850	4,686,940	5,221,315	5,296,170

LIABILITIES AND STOCKHOLDER’S EQUITY
Deposits
Interest free checking	$748,533	645,325	594,685	546,805	516,404
NOW accounts	567,498	533,888	480,837	455,514	446,076
Savings accounts	233,832	208,966	202,354	191,586	180,362
Total low costs deposits	1,549,863	1,388,179	1,277,876	1,193,905	1,142,842
Insured money fund savings	870,447	865,590	878,281	850,579	820,181
Certificate accounts	723,256	804,662	826,045	859,896	920,350
Total deposits	3,143,566	3,058,431	2,982,202	2,904,380	2,883,373
Advances from Federal Home Loan Bank	591,466	782,205	956,820	1,332,300	1,308,246
Short term borrowings	191,469	161,597	167,983	401,298	523,947
Long term debt	36,582	35,334	36,077	35,112	37,579
Other liabilities	42,243	39,427	62,389	70,228	71,684
Total liabilities	4,005,326	4,076,994	4,205,471	4,743,318	4,824,829
Stockholder’s equity	489,039	489,856	481,469	477,997	471,341

Total liabilities and stockholder’s equity	$4,494,365	4,566,850	4,686,940	5,221,315	5,296,170

Bank Operations Business Segment
Average Balance Sheet – Yield / Rate Analysis

	For the Three Months Ended
	March 31, 2004			March 31, 2003
( in thousands)	Average	Revenue/	Yield/	Average	Revenue/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Loans:
Residential real estate	$1,326,061	15,941	4.81%	$1,559,553	21,586	5.54%
Commercial real estate	1,689,962	23,694	5.61	1,530,402	22,866	5.98
Consumer	374,222	3,900	4.17	296,675	3,467	4.67
Lease financing	13,642	382	11.20	29,962	834	11.13
Commercial business	98,959	1,500	6.06	100,753	1,450	5.76
Small business	173,891	3,085	7.10	164,151	3,037	7.40

Total loans	3,676,737	48,502	5.28	3,681,496	53,240	5.78
Investments – tax exempt	3,362	51 (1)	6.04	—	—	—
Investments – taxable	540,460	7,808	5.78	953,326	13,688	5.74

Total interest earning assets	4,220,559	56,361	5.34%	4,634,822	66,928	5.78%

Goodwill and core deposit intangibles	82,263			84,754
Other non-interest earning assets	240,068			261,961

Total Assets	$4,542,890			$4,981,537

Deposits:
Savings	$220,005	144	0.26%	$171,298	316	0.75%
NOW	543,619	491	0.36	425,622	542	0.52
Money funds	866,767	1,876	0.87	809,482	2,652	1.33
Certificate accounts	769,949	4,462	2.33	966,869	7,659	3.21

Total deposits	2,400,340	6,973	1.17	2,373,271	11,169	1.91

Short-term borrowed funds	150,735	302	0.81	285,716	837	1.19
Advances from FHLB	760,973	9,098	4.81	1,284,983	15,315	4.83
Long-term debt	35,842	482	5.41	35,411	447	5.12

Total interest bearing liabilities	3,347,890	16,855	2.02	3,979,381	27,768	2.83
Non-interest bearing deposits	664,796			478,355
Non-interest bearing other liabilities	34,025			63,538

Total Liabilities	4,046,711			4,521,274
Stockholder’s equity	496,179			460,263

Total liabilities and stockholder’s equity	$4,542,890			$4,981,537

Net interest income/net interest spread		39,506	3.32%		39,160	2.95%

Capitalized interest from real estate operations		307			339

Net interest income (tax equivalent)		39,813			39,499

Margin
Interest income/interest earning assets			5.34%			5.78%
Interest expense/interest earning assets			1.61			2.43

Net interest margin (tax equivalent)			3.73%			3.35%

(1)	The tax equivalent basis is computed using a 35% tax rate.

Bank Operations Business Segment
Allowance for Loan Loss and Credit Quality

(in thousands)	For the Three Months Ended
	3/31/2004		12/31/2003	9/30/2003	6/30/2003	3/31/2003
Allowance for Loan Losses
Beginning balance		$45,595	48,202	49,576	48,695	48,022
Charge-offs:
Residential real estate		(231)	(320)	(150)	(98)	(114)
Commercial real estate		—	—	—	—	—
Commercial business		(344)	(1,306)	(1,798)	(536)	(2,453)
Consumer		(248)	(1,085)	(260)	(490)	(405)
Small business		(44)	(321)	(334)	(1,433)	(620)
Syndication		—	—	—	—	—

Total charge-offs		(867)	(3,032)	(2,542)	(2,557)	(3,592)

Recoveries:
Residential real estate		26	184	424	61	57
Commercial real estate		1	—	1	—	1
Commercial business		559	466	492	694	667
Consumer		338	538	343	414	464
Small business		392	482	748	575	833
Syndication		198	566	236	204	2,127

Total recoveries		1,514	2,236	2,244	1,948	4,149

Net (charge-offs) recoveries		647	(796)	(298)	(609)	557

Provision (recovery) for loan losses		(859)	(1,811)	(1,076)	1,490	850
Adjustments to acquired loan losses		—	—	—	—	(734)

Ending allowance for loan losses		$45,383	45,595	48,202	49,576	48,695

Annualized net charge-offs to average loans	%	(0.07)	0.09	0.03	0.06	(0.06)

	As of
	3/31/2004		12/31/2003	9/30/2003	6/30/2003	3/31/2003
Credit Quality
Nonaccrual loans and tax certificates		$11,489	10,399	11,290	12,900	13,357
Acquired nonaccrual loans		10	10	314	409	1,537
Real estate owned, net of allowance		1,667	2,422	8,904	8,157	9,045
Other repossessed assets		0	0	274	435	513

Total nonperforming assets		$13,166	12,831	20,782	21,901	24,452

Loan loss allowance to non performing assets	%	344.70	355.35	231.94	226.36	199.15

Nonperforming assets to total loans and other assets	%	0.34	0.33	0.53	0.51	0.60
Allowance for loan losses to total loans	%	1.22	1.22	1.27	1.22	1.24

Ryan Beck & Co., Inc. Business Segment
Consolidated Statements of Operations and Statistics – Unaudited

	For the Three Months Ended
(in thousands)	3/31/2004		12/31/2003	9/30/2003	6/30/2003	3/31/2003
Revenues
Principal transactions		$24,443	25,288	21,091	24,057	25,083
Investment banking		12,631	7,318	7,642	5,079	7,689
Commissions		25,371	22,963	21,258	21,603	19,352
Interest, dividends and other		3,416	3,683	3,450	2,662	3,159

Total operating revenues		65,861	59,252	53,441	53,401	55,283

Operating expenses
Compensation, benefits		44,042	36,619	35,924	36,892	37,923
Professional fees		1,045	3,775	2,638	2,332	1,722
Communication		3,253	2,916	2,822	4,216	3,829
Occupancy and equipment		3,103	3,430	3,287	2,900	3,090
Floor broker and clearing fees		2,802	2,506	2,327	2,236	2,158
Interest and other		3,054	2,444	2,027	3,349	3,446

Total operating expenses		57,299	51,690	49,025	51,925	52,168

Income from Ryan Beck before income taxes		8,562	7,562	4,416	1,476	3,115
Provision for income taxes		3,434	3,559	1,522	551	1,292

Income from Ryan Beck’s continuing operations		5,128	4,003	2,894	925	1,823
Discontinued operations (GMS), net of tax		—	—	306	754	83

Net income from Ryan Beck business segment		$5,128	4,003	3,200	1,679	1,906

Statistics:
GAAP return on equity	%	26.40	20.65	17.40	9.55	11.10
Continuing operations return on equity		26.40	20.65	15.74	5.26	10.62
Compensation as a percent of revenues		66.87	61.80	67.22	69.08	68.60
Commissions to total revenues		38.52	38.75	39.78	40.45	35.01
Principal transactions to total revenues		37.11	42.68	39.47	45.05	45.37
Investment banking revenue to total revenues		19.18	12.35	14.30	9.51	13.91

Condensed Statements of Financial Condition – Unaudited

	As of
(in thousands)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
ASSETS
Cash and cash equivalents	$4,888	5,538	259	1,193	3,615
Securities	122,114	124,565	87,837	224,405	154,319
Other investments	—	—	4,212	1,456	—
Notes receivable – GMS	10,261	11,971	13,681	—	—
Property and equipment, net	4,749	3,713	3,599	4,095	4,037
Goodwill	6,184	6,184	6,184	6,184	7,389
Other assets	28,051	26,703	27,149	37,085	38,023

Total assets	$176,247	178,674	142,921	274,418	207,383

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Securities sold not yet purchased	$34,250	37,813	15,089	34,968	49,760
Note payable	427	801	1,176	1,550	1,930
Note payable to BankAtlantic Bancorp	—	—	—	5,000	5,000
Due to clearing agent	18,328	8,583	6,087	112,410	36,982
Other liabilities	45,559	53,922	47,013	50,137	45,038

Total liabilities	98,564	101,119	69,365	204,065	138,710

Stockholder’s equity	77,683	77,555	73,556	70,353	68,673

Total liabilities and stockholder’s equity	$176,247	178,674	142,921	274,418	207,383

Parent Company Business Segment Activities
Condensed Statements of Operations – Unaudited

	For the Three Months Ended
(in thousands)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
Net interest (expense)	$(3,592)	(3,804)	(3,676)	(3,868)	(3,273)
Income from unconsolidated subsidiaries	118	119	107	117	82
Gains on sales of assets	75	—	—	—	404
Securities Impairment recoveries	16,782	—	—	—	—
Cost associated with debt redemption	—	—	—	(1,648)	—
Other income (expense)	(747)	(455)	(588)	(868)	(915)

Income (loss) from parent company activities before income taxes	12,636	(4,140)	(4,157)	(6,267)	(3,702)
Provision (Benefit) for income taxes	4,423	(148)	(1,454)	(2,192)	(1,295)

Income (loss) from parent company activities from continuing operations	8,213	(3,992)	(2,703)	(4,075)	(2,407)

Reconciliation of Operating and business segment income
Business segment income from continuing operations	$8,213	(3,992)	(2,703)	(4,075)	(2,407)
Securities impairment recoveries	(10,908)	—	—	—	—
Cost associated with debt redemption	—	—	—	1,071	—

Operating loss (pretax)	$(2,695)	(3,992)	(2,703)	(3,004)	(2,407)

Condensed Statements of Financial Condition – Unaudited

	As of
(in thousands)	3/31/2004	12/31/2003	9/30/2003	6/30/2003	3/31/2003
ASSETS
Cash	$48,841	22,765	16,551	15,115	53,513
Securities	21,826	20,949	17,254	9,458	3,935
Notes receivable from related parties	42,125	43,500	30,000	35,000	35,000
Investment in subsidiaries	566,725	567,411	679,253	664,825	649,837
Investment in unconsolidated subsidiaries	7,910	7,910	12,545	12,027	11,279
Other assets	8,235	16,953	24,050	25,490	32,129

Total assets	$695,662	679,488	779,653	761,915	785,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Subordinated debentures and notes payable	$263,366	263,366	263,318	263,318	302,735
Other liabilities	2,719	2,670	2,666	2,766	3,342

Total liabilities	266,085	266,037	265,984	266,084	306,077

Stockholders’ equity:	429,577	413,452	513,669	495,831	479,616

Total liabilities and stockholders’ equity	$695,662	679,488	779,653	761,915	785,693